Exhibit 99.1


$8,000.00

April 4, 2008


                             DEMAND PROMISSORY NOTE

     As hereinafter agreed, I jointly and severally, promise to pay to the order of Inverness Investments, Inc. eight thousand dollars ($8,000.00). And it is hereby agreed that said $8,000.00 shall be paid upon demand. Interest at the rate of Seven Percent (7%) per annum will be charged on the unpaid balance until the whole amount of the principal and interest is paid.

     Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suite is bought on the same, then the undersigned agrees to pay all costs and attorney's fees that might be incurred.

                                                NB Manufacturing

                                                /s/ Robert Lazzeri
                                                ------------------
                                                Robert Lazzeri, President


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